UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

HARLEY-DAVIDSON, INC.
(Name of Registrant as Specified In Its Charter)

H PARTNERS MANAGEMENT, LLC REHAN JAFFER
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

 H Partners Management, LLC, together with the other participant in its solicitation (collectively, “H Partners”), has filed a definitive proxy statement and accompanying BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) to be used to solicit WITHHOLD votes on the election of certain directors of Harley-Davidson, Inc., a Wisconsin corporation (the “Company”), at the Company’s 2025 annual meeting of shareholders (the “Annual Meeting”).

Item 1: On April 29, 2025, H Partners issued the below press release and a Rebuttal Investor Presentation titled: “Free the Eagle: H Partners Exposes Harley-Davidson’s Most Recent Attempts to Mislead Shareholders”. A copy of the Rebuttal Investor Presentation is attached hereto as Exhibit 1 and incorporated herein by reference.

H Partners Issues Presentation Correcting Harley-Davidson’s False and Misleading Claims

Sets the Record Straight in Rebuttal to Harley-Davidson’s April 25 Investor Presentation

Highlights Facts Regarding the Financial Underperformance Under CEO & Chairman Jochen Zeitz, Presiding Director Thomas Linebarger, and Long-Tenured Director Sara Levinson

Encourages Shareholders to Vote WITHHOLD on the BLUE Proxy Card to Unseat the Three Entrenched Directors and Return Harley-Davidson to Greatness

H Partners’ Presentation and Other Campaign-Related Stakeholder Resources Can be Viewed at www.FreeTheEagle.com

NEW YORK--(BUSINESS WIRE)--H Partners Management, LLC (“H Partners” or “we”), one of the largest shareholders of Harley-Davidson, Inc. (NYSE: HOG) (“Harley-Davidson” or the “Company”), which beneficially owns approximately 9.1% of the outstanding shares of the Company, today issued a rebuttal presentation spotlighting false and misleading claims made in the Company’s April 25, 2025, presentation in an apparent attempt to distract shareholders from the poor performance, weak execution, flawed corporate governance, and substantial value destruction at Harley-Davidson under current leadership.

As a reminder, H Partners is running a campaign urging fellow Harley-Davidson shareholders to vote “WITHHOLD” on the election of three of Harley-Davidson’s long-tenured incumbent directors – CEO and Chairman Jochen Zeitz, Presiding Director Thomas Linebarger, and 29-year director Sara Levinson – at the Company’s 2025 Annual Meeting of Shareholders (the “Annual Meeting”) scheduled for May 14, 2025.

A copy of H Partners’ rebuttal presentation is available to download here. To learn more about H Partners’ campaign and how to vote “WITHHOLD” on the election of Mr. Zeitz, Mr. Linebarger, and Ms. Levinson on the BLUE proxy card, visit www.FreeTheEagle.com.

IMPORTANT INFORMATION FOR SHAREHOLDERS

Harley-Davidson shareholders who have not yet received our proxy material and want to support H Partners’ campaign today may vote “WITHHOLD” on the Company’s WHITE proxy card or voting instruction form. If shareholders have already voted using the Company's WHITE Proxy Card or voting instruction form or had their vote taken over a recorded line on the telephone, a later-dated vote on either the Company’s WHITE voting forms or our BLUE proxy card or voting instruction form will revoke your previously cast vote. Only your latest dated vote counts.

Additional Information

H Partners, together with the other participants in its proxy solicitation (collectively, “the Participants”), has filed a definitive proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit proxies in connection with the Annual Meeting. Shareholders are advised to read the proxy statement and any other documents related to the solicitation of shareholders of the Company in connection with the Annual Meeting because they contain important information, including information relating to the Participants. These materials and other materials filed by H Partners with the SEC in connection with the solicitation of proxies are available at no charge on the SEC’s website at http://www.sec.gov. The definitive proxy statement and other relevant documents filed by H Partners with the SEC are also available, without charge, by directing a request to the Participants’ proxy solicitor, Saratoga Proxy Consulting, at its toll-free number (888) 368-0379 or via email at info@saratogaproxy.com.

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About H Partners Management

H Partners Management, LLC is an independent investment firm founded in 2005 based in New York City.

Contacts

For Shareholders:

Saratoga Proxy Consulting LLC

John Ferguson / Joseph Mills, 212-257-1311

info@saratogaproxy.com

For Media:

Longacre Square Partners LLC

Greg Marose / Kate Sylvester, 646-386-0091

HPartners@longacresquare.com

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Item 2: Also on April 29, 2025, H Partners posted the following materials to www.FreeTheEagle.com:

Item 3: Also on April 29, 2025, H Partners sent the following email to subscribers of www.FreeTheEagle.com: